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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-40737) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 33-34191) pertaining to the Vencor, Inc. 1987 Stock Option Plan for Non-Employee Directors; the Registration Statement (Form S-8 No. 333-40735) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; and the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTx, Inc. 1996 Stock Option/Stock Issuance Plan, of our report dated April 2, 2001, with respect to the consolidated financial statements and schedule of Ventas, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------

Louisville, Kentucky
April 12, 2001